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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Complete Business Solutions, Inc. on Form S-4 (File No. 333-36701) of our report dated October 25, 1997 on our audits of the financial statements of Synergy Software, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, which report is included in this Form 10-K.

Coopers & Lybrand L.L.P.
Chicago, Illinois
March 27, 1998